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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CIT Group Inc. of our reports, both of which are dated October 18, 2001, relating to the consolidated financial statements of CIT Group Inc. (formerly Tyco Capital Corporation), which appear in CIT Group Inc's Transition Report on Form 10-K for the transition period from January 1, 2001 to September 30, 2001. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
August 26, 2002